Exhibit 99.1

SCHEDULE III

CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION

(Dollars in thousands)

Asset ID	Property Name	Encum- brances at December 31, 2006	Initial Cost		Cost Capitalized Subsequent to Acquisition		Gross Carrying Amount at December 31, 2006			Accumulated Depreciation at December 31, 2006	Year Built / Renovated	Year Acquired
			Land	Building & Improvements	Improve- ments	Carrying Costs	Land	Building & Improvements	Total
	Office Properties
4503	Bundy Olympic	$24,979	$4,201	$11,860	$27,193	$—	$6,030	$37,224	$43,254	$235	1991/1998	1994
4502	The Gateway Building	34,434	2,376	15,302	43,578	—	5,119	56,137	61,256	343	1987	1994
4501	Village on Canon	1,316	5,933	11,389	46,874	—	13,303	50,893	64,196	286	1989/1995	1994
4504	Brentwood Executive Plaza	25,235	3,255	9,654	31,653	—	5,921	38,641	44,562	253	1983/1996	1995
4952	Camden Medical Arts	845	3,102	12,221	27,061	—	5,298	37,086	42,384	223	1972/1992	1995
4951	Executive Tower	—	6,660	32,045	56,501	—	9,471	85,735	95,206	587	1989	1995
4953	Palisades Promenade	36,970	5,253	15,547	49,764	—	9,664	60,900	70,564	370	1990	1995
4506	Studio Plaza	124,895	9,347	73,358	128,815	—	15,015	196,505	211,520	1,466	1988/2004	1995
4955	First Federal	79,741	9,989	29,187	109,629	—	21,787	127,018	148,805	758	1981/2000	1996
4954	Wilshire Brentwood Plaza	61,702	5,013	34,283	69,803	—	8,828	100,271	109,099	569	1985	1996
4956	Landmark II	115,372	19,156	109,259	67,527	—	26,139	169,803	195,942	1,018	1989	1997
5302	Olympic Center	27,926	5,473	22,850	28,666	—	8,247	48,742	56,989	311	1985/1996	1997
5053	Saltair San Vicente	451	5,075	6,946	15,803	—	7,557	20,267	27,824	134	1964/1992	1997
5052	Second Street	26,720	4,377	15,277	32,111	—	7,421	44,344	51,765	274	1991	1997
5060	Sherman Oaks Galleria	244,080	33,213	17,820	398,670	—	48,328	401,375	449,703	2,792	1981/2002	1997
5054	Tower at Sherman Oaks	910	4,712	15,747	33,622	—	8,685	45,396	54,081	302	1967/1991	1997
5051	The Verona	525	2,574	7,111	13,322	—	5,111	17,896	23,007	117	1991	1997
5314	Coral Plaza	20,066	4,028	15,019	16,804	—	5,366	30,485	35,851	191	1981	1998
5313	MB Plaza	31,185	4,533	22,024	27,038	—	7,503	46,092	53,595	305	1971/1996	1998
5308	Valley Executive Tower	91,892	8,446	67,672	91,567	—	11,737	155,948	167,685	946	1984	1998
5312	Valley Office Plaza	40,642	5,731	24,329	41,860	—	8,957	62,963	71,920	392	1966 2002	1998
5307	Westside Towers	74,383	8,506	79,532	70,238	—	14,568	143,708	158,276	856	1985	1998
5351	100 Wilshire	136,713	12,769	78,447	131,351	—	27,108	195,459	222,567	1,126	1968/2002	1999
4957	11777 San Vicente	25,815	5,032	15,768	26,589	—	6,714	40,675	47,389	228	1974/1998	1999
5310	Century Park Plaza	93,107	10,275	70,761	100,918	—	16,153	165,801	181,954	1,008	1972/1987	1999
5309	Encino Terrace	76,683	12,535	59,554	86,320	—	15,533	142,876	158,409	885	1986	1999
5311	One Westwood	1,452	2,376	29,784	57,759	—	1,179	88,740	89,919	545	1987/2004	1999
9800	Westwood Place	54,190	8,542	44,419	48,317	—	11,448	89,830	101,278	529	1987	1999
5356	Brentwood Saltair	458	4,468	11,615	9,639	—	4,775	20,947	25,722	136	1986	2000
5354	Encino Gateway	54,889	8,475	48,525	47,006	—	15,653	88,353	104,006	554	1974/1998	2000
5355	Encino Plaza	33,621	5,293	23,125	39,883	—	6,165	62,136	68,301	387	1971/1992	2000
5315	Lincoln Wilshire	21,727	3,833	12,484	20,797	—	7,475	29,639	37,114	160	1996	2000
5403	1901 Avenue of the Stars	148,766	18,514	131,752	98,456	—	26,163	222,559	248,722	1,306	1968/2001	2001
5404	Camden/9601 Wilshire	3,226	16,597	54,774	97,927	—	17,658	151,640	169,298	1,061	1962/2004	2001
5402	Columbus Center	11,404	2,096	10,396	8,066	—	2,333	18,225	20,558	118	1987	2001
5401	Santa Monica Square	817	5,366	18,025	18,579	—	6,863	35,107	41,970	229	1983/2004	2001
5410	Warner Center Towers	374,330	43,110	292,147	354,831	—	59,421	630,667	690,088	3,915	1982- 1993/2004	2002
5451	Beverly Hills Medical Center	28,361	4,955	27,766	25,817	—	6,435	52,103	58,538	319	1964/2004	2004
5477	Bishop Place	86,922	8,317	105,651	46,132	—	8,833	151,267	160,100	909	1992	2004
5471	Harbor Court	23,475	51	41,001	19,091	—	—	60,143	60,143	389	1994	2004
5452	The Trillium	—	20,688	143,263	69,237	—	21,989	211,199	233,188	1,251	1988	2005
2200	Brentwood Court	6,686	2,564	8,872	28	—	2,563	8,901	11,464	59	1984	2006
2500	Brentwood Medical Plaza	23,957	5,934	27,836	76	—	5,933	27,913	33,846	182	1975	2006
2600	Brentwood San Vicente Medical	13,690	5,557	16,457	20	—	5,557	16,477	22,034	102	1957/1985	2006
8700	San Vicente Plaza	10,722	7,055	12,035	—	—	7,055	12,035	19,090	93	1985	2006
	Multifamily Properties
1626	Barrington Plaza	117,600	28,568	81,485	140,895	—	58,208	192,740	250,948	1,101	1963/1998	1998
5362	Barrington 555	35,900	6,461	27,639	39,716	—	14,903	58,913	73,816	329	1989	1999
1627	Pacific Plaza	35,400	10,091	16,159	71,034	—	27,816	69,468	97,284	364	1963/1998	1999
5363	The Shores	104,100	20,809	74,191	193,782	—	60,555	228,227	288,782	1,188	1965-67/ 2002	1999
5546	Moanalua Hillside	75,000	24,720	85,895	36,592	—	35,294	111,913	147,207	615	1968/2004	2005
5521	The Villas at Royal Kunia	82,000	42,887	71,376	13,042	—	35,163	92,142	127,305	580	1990/1991/ 1995	2006
1600	Barrington/Kiowa Apartments	—	5,720	10,052	—	—	5,720	10,052	15,772	56	1974	2006
1700	Barry Apartments	—	6,426	8,179	—	—	6,426	8,179	14,605	50	1973	2006
6600	Kiowa Apartments	—	2,605	3,263	—	—	2,605	3,263	5,868	19	1972	2006
	Ground Lease
8304	Owensmouth /Warner	14,720	23,848	—	—	—	23,848	—	23,848	—	N/A	2006

	TOTAL	$2,760,000	$547,490	$2,311,128	$3,229,999	$—	$813,599	$5,275,018	$6,088,617	$32,521

The following is a reconciliation of real estate assets and accumulated depreciation:

	Year ended December 31,
	2006	2005	2004
Real Estate Assets
Balance, beginning of period	$3,128,742	$2,804,208	$2,550,279
Additions—property acquisitions	260,666	274,205	187,779
—improvements	52,577	50,329	100,336
Purchase accounting	2,646,632	—	—
Deductions—property dispositions	—	—	(34,186)

Balance, end of period	$6,088,617	$3,128,742	$2,804,208

Accumulated Depreciation
Balance, beginning of period	$(506,258)	$(405,228)	$(325,674)
Additions—depreciation	(121,620)	(106,282)	(88,082)
Purchase accounting	595,357	—	—
Deductions—disposals	—	5,252	8,528

Balance, end of period	$(32,521)	$(506,258)	$(405,228)

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Douglas Emmett, Inc.

We have audited the consolidated balance sheet of Douglas Emmett, Inc. (the “Company”) as of December 31, 2006, and the consolidated balance sheet of Douglas Emmett Realty Advisors, Inc. and subsidiaries (the “predecessor”) as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the period from January 1, 2006 through October 30, 2006 (representing the predecessor), and for the period from October 31, 2006 through December 31, 2006 (representing the Company), and for the years ended December 31, 2005, and December 31, 2004 (representing the predecessor) all included in the Company’s Form 10-K filed on April 2, 2007, and have issued our report thereon dated March 19, 2007. Our audits of the financial statements described above also included the financial statement schedule listed as Exhibit 99.1 of Item 6 of the Company’s Form 10-Q filed for the quarter ended September 30, 2007. This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Los Angeles, California

March 19, 2007